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                                                                    EXHIBIT 10.6


H.F. AHMANSON & COMPANY                                        NOVEMBER 15, 1996
EXECUTIVE LONG-TERM INCENTIVE PLAN                             PAGE 1
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             PLAN OVERVIEW
               --------------------------------

PLAN           The plan provides for annual grants of deferred cash incentive
OVERVIEW       awards through which a participant is given the opportunity to earn a cash award payment based on the Company's performance in terms of objective, quantifiable measures. Such measures and the relationship between maximum awards and performance will be determined by the Compensation Committee prior to the beginning of each three-year performance measurement cycle beginning on January 1 and ending on December 31 three years later.
               Performance measures determined by the Compensation Committee may be based upon any or all of the following criteria: absolute or relative total shareholder return, absolute or relative return on tangible equity and absolute or relative return on assets. Until further action of the Compensation Committee the performance measure will be Total Shareholder Return (TSR) and the relationship between maximum awards and performance will be as set forth below in this plan. For purposes of the plan, TSR represents return to shareholders from both stock price appreciation and dividends over the three-year performance measurement cycle, assuming dividends are reinvested quarterly.

PARTICIPATION  Participation in the plan is limited to selected senior
CRITERIA executives of the Company and its subsidiaries as determined by the Compensation Committee of the Board of Directors.

               AWARD OPPORTUNITY
               --------------------------------
TARGET         Each participant is assigned a target award opportunity (i.e.,
AWARDS         the award level consistent with the Company achieving good performance) expressed as a percentage of annual base salary and based on the guidelines in the following table. Actual target awards for individual participants for a given performance cycle may vary from the following guidelines and will be determined by the Compensation Committee.


                              TARGET AWARD GUIDELINES

                        GRADE LEVEL                TARGET AWARD AS A
                       --------------            PERCENT OF BASE SALARY
                                                 ----------------------
                             67                            90%
                             65                            80%
                          63 - 64                          75%
                          60 - 62                       50% - 70%
                          58 - 59                          45%

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H.F. AHMANSON & COMPANY                                        NOVEMBER 15, 1996
EXECUTIVE LONG-TERM INCENTIVE PLAN                             PAGE 2
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               AWARD OPPORTUNITY (CONTINUED)
               --------------------------------
               The salary and grade level used to determine a participant's deferred cash incentive award payment will be the participant's annual base salary rate and grade level in effect on the last day of the three-year performance cycle for which the payment is made, except in the case of pro-rata award payments (as provided under "New Hires/Changes in Responsibility" below).
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H.F. AHMANSON & COMPANY                                        NOVEMBER 15, 1996
EXECUTIVE LONG-TERM INCENTIVE PLAN                             PAGE 3
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                 DEFERRED CASH INCENTIVE
                 --------------------------------

TSR MEASUREMENT  Company TSR performance for calculating deferred cash incentive payments earned under the plan will be determined by separately calculating the Company's percentile ranking in TSR relative to the TSR performance of the individual companies comprising the S&P 500 Index (excluding the Company) and the individual companies comprising the S&P Banking Index (excluding the Company) for each of the twelve calendar quarters in the performance measurement cycle. For purposes of this comparison, the Company's relative percentile ranking will be calculated separately for each Index. The Company's overall percentile ranking in TSR will then be determined by calculating the Company's average percentile ranking against the two Index groups, with the Company's performance against each Index group weighted equally.

                 EXAMPLE: If the Company's TSR ranking relative to the S&P 500 Index group for the three-year performance measurement cycle equals the 50th percentile and its TSR ranking relative to the S&P Banking Index group equals the 40th percentile, the Company's overall TSR ranking for plan purposes will equal the 45th percentile.



RANGE OF CASH    Actual deferred cash incentive awards earned under the plan
AWARD            may range from 0% to 150% of the participant's target award
OPPORTUNITY      opportunity; provided that in no event shall it exceed
                 $2,000,000 for any performance cycle. The actual award earned within this range will be based on the level of the Company's
                 TSR performance for the three-year performance cycle according to the following award/performance table:
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
H.F. AHMANSON & COMPANY                                        NOVEMBER 15, 1996
EXECUTIVE LONG-TERM INCENTIVE PLAN                             PAGE 4
------------------------------------------------
                    DEFERRED CASH INCENTIVE (CONTINUED)
                    ----------------------------------
RANGE OF                  AWARD/PERFORMANCE TABLE
CASH AWARD                     TSR PERFORMANCE
OPPORTUNITY
(CONTINUED)


                       COMPANY             PAYOUT AS A
                  PERCENTILE RANKING.   PERCENT OF TARGET
                  -------------------   -----------------
                    75th and Above             150%
                        60th                   125%
                        50th                   100%
                        40th                    50%
                     Below 40th                  0%


                    If the TSR performance of the Company falls between the discrete points contained in the above table, the actual award payout will be interpolated on a linear basis. For example, Company TSR performance equal to the 55th percentile of the peer group will generate a payout equal to 112.5% of the deferred cash incentive half of the target award opportunity.


OTHER LIMITATIONS   The size of a participant's deferred cash incentive award
                    payment will be subject to a reduction of up to 20% based upon an assessment of the participant's individual performance during the twelve months immediately prior to the end of the three-year performance measurement cycle.
                    Adjustments for individual performance will be at the discretion of the Compensation Committee.

                    Also, no participant will be eligible to receive a cash payment under the plan unless the participant's individual performance is considered satisfactory by the Compensation Committee for the calendar year preceding the grant (or if the grant is made in December, for that calendar year), in the case of stock options, or preceding the payment, in the case of cash payments.

                    The Compensation Committee may, in its discretion determine not to pay cash incentive awards under the plan if Home Savings of America's core capital as a percent of total assets as of the end of the plan year falls below the level mandated in Section 301 of the Financial Institutions Reform, Recovery and Enforcement Act of 1989.

PAYMENT OF          Subject to the limitations described in the prior
EARNED AWARDS       paragraphs, earned deferred cash incentive awards will be
                    paid in cash as soon as possible after the end of each
                    performance measurement cycle, following written
                    certification of the Company's relative TSR performance
                    ranking by the Compensation Committee.
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H.F. AHMANSON & COMPANY                                        NOVEMBER 15, 1996
EXECUTIVE LONG-TERM INCENTIVE PLAN                             PAGE 5
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                 OTHER PROVISIONS
                 --------------------------------
NEW HIRES/       Individuals hired or promoted into a position that would
CHANGES IN       qualify for participation in the plan may be added to the
RESPONSIBILITY   plan at any time at the discretion of the Compensation
                 Committee. In addition, such participants will be eligible to receive a full deferred cash incentive award payment for that cycle, provided that the individual participates in the plan for at least six months during the cycle and the Committee does not decide to pay a prorated award to such individual. Deferred cash incentive awards for individuals moved into positions eligible for higher or lower award levels will be prorated based on time employed in each position during the performance cycle. Pro-rata deferred cash incentive awards will be determined based on the number of full months that an individual participates in the plan (or in different award levels, as the case may be) during the performance measurement cycle, divided by 36 unless otherwise determined by the Compensation Committee.

TERMINATION OF   If a participant's employment with the Company terminates for
EMPLOYMENT       any reason other than death, permanent disability or normal retirement prior to the payment of deferred cash incentive awards for a performance measurement cycle, the participant will be ineligible to receive a deferred cash incentive award payment for that cycle. In the event that a participant's employment with the Company terminates for reason of death, permanent disability or normal retirement prior to the payment of deferred cash incentive awards for a performance cycle, the participant, or in the event of death, the participant's heirs, will receive, at minimum, a pro-rata deferred cash incentive award for the cycle. Pro-rata awards for this purpose will be determined based on the number of full months that the individual participated in the plan during the performance cycle prior to termination of employment, divided by 36 unless otherwise determined by the Compensation Committee.

                 Deferred cash incentive awards for individuals who terminate employment with the Company for any reason during a performance measurement cycle will be paid (if an award is otherwise payable under the terms of the plan) at the same time as deferred cash incentive awards are paid to other participants in the plan. For purposes of the plan, normal retirement refers to retirement at or after age 65 in accordance the Company's executive retirement policies and program.
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H.F. AHMANSON & COMPANY                                        NOVEMBER 15, 1996
EXECUTIVE LONG-TERM INCENTIVE PLAN                             PAGE 6
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                  OTHER PROVISIONS (CONTINUED)
                  ------------------------------------

TRANSITION FROM   This plan is effective as of November 25, 1996 and supersedes
EXISTING LONG-    the Company's prior Executive Long-Term Incentive Plan.
TERM PLAN
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H.F. AHMANSON & COMPANY                                        NOVEMBER 15, 1996
EXECUTIVE LONG-TERM INCENTIVE PLAN                             PAGE 7
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                      OTHER PROVISIONS (CONTINUED)
                      ---------------------------------------
ADMINISTRATION        The Compensation Committee shall administer this plan and
AND INTERPRETATION    shall decide all questions arising in the administration,
                      interpretation and application of the plan, including all questions of awards and payments. The decision of the Committee shall be conclusive and binding on all parties, providing that the Committee acted in good faith.

                      It is the intent of the Company that this plan and Awards hereunder satisfy, and be interpreted in a manner that satisfy, in the case of Participants who are or may be Covered Employees (within the meaning of Internal Revenue Code section 162(m)), the applicable requirements of section 162(m), so that the Company's tax deduction for remuneration in respect of an Award for services performed by such Covered Employees is not disallowed in whole or in part by the operation of such section. If any provision of this plan or of any Award would otherwise frustrate or conflict with the intent expressed herein, that provision to the extent possible shall be interpreted and deemed amended so as to avoid such conflict. To the extent of any remaining irreconcilable conflict with such intent, such provisions shall be deemed void as applicable to Covered Employees.